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                                                                   EXHIBIT 10.27


                                 LOAN AGREEMENT

This Loan Agreement ("Agreement") is effective this 1st day of September, 2004; supercedes prior agreements and is entered into, by and between, Ameritrust Insurance Corporation, a Florida corporation whose principal place of business is 7250 S. Beneva Road, Sarasota, Florida 34238 ("Ameritrust"); Savers Property and Casualty Insurance Company, a Missouri corporation whose principal place of business is 11880 College Blvd., Suite 500, Overland Park, Kansas 66210 ("Savers"); Star Insurance Company, a Michigan corporation whose principal place of business is 26600 Telegraph Road, Southfield, Michigan 48034 ("Star"); Williamsburg National Insurance Company, a California corporation whose principal place of business is 12641 E. 166th Street, Cerritos, California 90703 ("Williamsburg"), Meadowbrook Insurance Group, Inc., a Michigan corporation whose principal place of business is 26600 Telegraph Road, Southfield, Michigan 48034 ("MIGI") (collectively the "Parties" and individually the "Party"), and Meadowbrook, Inc., a Michigan corporation whose principal place of business is 26600 Telegraph Road, Southfield, Michigan 48034 ("Meadowbrook").

For value received, the Parties agree as follows:

1. Meadowbrook is authorized to advance monies (the "Advances"), in Meadowbrook's control, from any of the Parties (individually referred to as the "Creditor") to any of the other Parties (individually referred to as the "Debtor").

2. Meadowbrook is authorized to direct any of the Parties, as a Debtor, to receive funds (the "Advances") from another of the Parties acting as the Creditor.

3. The Parties acknowledge that from time to time one Party may receive payment from or make payments to third parties on behalf of itself and one or more of the other Parties. Meadowbrook is authorized to direct any of the Parties, as a Debtor, to receive funds, (the "Payments") for the benefit of another Party as a Creditor, from a third party; or to direct any of the Parties acting as a Creditor, to make payments to third parties, on behalf of another Party acting as a Debtor.

4. Meadowbrook, in its sole discretion, shall determine, from time to time: (a) the amount of Advances or Payments to be made (however, in instances involving third party funds as described in Paragraph 3, the Payments or Advances shall not exceed the amounts which would have been paid to or received from the third party had the transaction occurred directly between the third party and the individual Parties); (b) the Debtor or third party to receive the funds; and (c) the Creditor that will make Advances to another Party or receive Payments for the benefit of another Party from third parties.

5. The amount of Advances and Payments made, at any one time, by any Creditor, plus the amount of Advances and Payments previously made and not yet repaid to that same Creditor; or the amount of Advances and Payments to be received, at any one time, by any Debtor plus the Advances previously received and Payments made on behalf of that same Debtor and not yet repaid, shall not exceed the lesser of three percent (3%) of either the Creditor's or Debtor's admitted assets or twenty-five percent (25%) of either the Creditor's or Debtor's policy holder surplus as of the preceding December 31st. This limitation is based on the statutes and regulations as promulgated by the states in which each of the



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         Parties are domiciled. In the event that those statutes or regulations are modified or changed, then these limitations will be so modified or changed to comport with the changes to the statutes or regulations.

6. Meadowbrook shall maintain a written record of all Advances and Payments made pursuant to this Agreement.

7. Meadowbrook shall determine, in its sole discretion, the date upon which any Advances or Payments shall be repaid to the Creditor by the Debtor. However, Advances or Payments, which are a result of third party transactions, as defined in Paragraph 3, shall be settled within 30 days of receipt from or payment to the third party.

8. The Debtors agree to pay interest on the Advances and Payments made by the Creditors. The rate of interest shall be a reasonable rate and be determined by Meadowbrook. However, interest shall accrue and be charged by the Creditor, only on and after the last day of the month following the month in which the funds were advanced.

9. A waiver of any breach of any duty or obligation by any of the Parties to this Agreement shall not be considered a waiver of any subsequent breach of that same duty or obligation or a waiver of the subsequent breach of any other duty or obligation.

10. This Agreement and all matters collateral thereto shall be interpreted and construed in accordance with the laws of the State of Michigan without regard to any conflict of law provisions contained therein.

11. This Agreement may not be assigned by any of the Parties without the prior written consent of all the other Parties to this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

12. The term of this agreement shall be for a period of one (1) year and shall automatically renew for successive one (1) year periods unless any of the Parties notifies the other Parties that it intends not to renew the Agreement. Such notice shall be given no less than sixty (60) days prior to the termination date of the then existing Agreement.

13. Any notice required to be given under this Agreement shall be in writing and be delivered by U.S. Mail, postage prepaid, or by facsimile to the addresses first noted above, or such other address as may be designated by the Parties from time to time, with a copy of each such notice to all the Parties to this Agreement

14. This Agreement contains the entire understanding of the Parties hereto relating to the subject matter contained herein and can be changed or modified only by a writing signed by all the Parties to this Agreement.

15. The undersigned hereby warrant that they are authorized to enter into and execute this Agreement.




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Agreed to as of the date noted above:

AMERITRUST INSURANCE CORPORATION

/s/ Robert S. Cubbin
--------------------------------------------------------------
By:  Robert S. Cubbin
Its: President and CEO


SAVERS PROPERTY AND CASUALTY INSURANCE COMPANY

/s/ Gregory L. Wilde
--------------------------------------------------------------
By:  Gregory L. Wilde
Its: President


STAR INSURANCE COMPANY

/s/ Gregory L. Wilde
--------------------------------------------------------------
By:  Gregory L. Wilde
Its: President


WILLIAMSBURG NATIONAL INSURANCE COMPANY

/s/ Gregory L. Wilde
--------------------------------------------------------------
By:  Gregory L. Wilde
Its: President


MEADOWBROOK, INC.

/s/ Robert S. Cubbin
--------------------------------------------------------------
By:  Robert S. Cubbin
Its: President and CEO


MEADOWBROOK INSURANCE GROUP, INC.

/s/ Robert S. Cubbin
--------------------------------------------------------------
By:  Robert S. Cubbin
Its: President and CEO



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